Exhibit 10.7

                                 FIRST AMENDMENT
                        HEICO SAVINGS AND INVESTMENT PLAN

        WHEREAS, HEICO Corporation (the "Company") maintains the HEICO Savings and Investment Plan (the "Plan");

        WHEREAS, the Plan was amended and restated effective January 1, 2002;

        WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to amend the Plan;

        WHEREAS, the Company deems it advisable to amend the Plan; and

        WHEREAS, the Company has delegated to the undersigned officer of the Company the power and authority to make changes to the Plan as deemed necessary or desirable.

        NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 15.01 of the Plan and pursuant to the authority delegated to the undersigned officer of the Company by the Board of Directors, the Plan is hereby amended, effective January 1, 2002, unless such other date is specifically mentioned, as follows:

FIRST:    Sections 2.02, 2.06, 2.07, 7.01, 7.02 and 7.03 are amended as follows:

                    All references in Sections 2.02, 2.06, 2.07, 7.01, 7.02 and
                    7.03 to the singular or the plural form of the terms "Eligible Employee" and "Employee" shall be substituted with the singular or plural form of the term "Participant" where appropriate.

SECOND: Section 2.14 is amended by adding the following paragraph at the end thereof:

                    "Notwithstanding the above, Compensation for purposes of
                    Section 2.02, Section 2.15, Article 4 and Article 7 for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee's Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. Notwithstanding the preceding

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                    sentence, Compensation for purposes of Section 5.01 and
                    Section 5.02 (Limit on Annual Additions) shall be based on the amount actually paid or made available to the Participant during the Plan Year."

THIRD:    Section 2.15 is replaced with the following which shall read:

                    "2.15 "Actual Contribution Percentage" shall mean the ratio, expressed as a percentage, of the sum of the after tax contributions and Employer Contributions under the Plan on behalf of a Participant for the Plan Year to the Participant's Compensation for the Plan Year. The Actual Contribution Percentage of each Participant shall be rounded to the nearest 100th of such Participant's Compensation."

FOURTH:   Subsection (c)(1) of Section 4.03 is amended to read as follows:

                    "(1) Employer Matching Contributions shall be allocated among and credited to the Employer Matching Contributions Account of Participants who elect to make Elective Deferral Contributions during each calendar quarter."

FIFTH:    Sections 7.02 and 7.03 are amended as follows:

                    All references in Sections 7.02 and 7.03 to the terms "Contribution Percentage" and "Average Contribution Percentage" shall be substituted with the terms "Actual Contribution Percentage" (for the term "Contribution Percentage") and "Average Actual Contribution Percentage" (for the term "Average Contribution Percentage").

SIXTH: Subsection (c)(1) of Section 10.01 is amended by adding the following sentence at the end thereof:

                    "For purposes of this Section, if the value of a Participant's vested Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Account balance."

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        IN WITNESS WHEREOF, HEICO Corporation has caused this Amendment to be duly executed and its seal to be hereunto affixed on the date indicated below.


ATTEST:                                               HEICO CORPORATION
(Corporate Seal)
                                                      By:    /s/ Thomas S. Irwin

                                                      Title: Treasurer

  /s/ Elizabeth Letendre                              Date:  May 31, 2002

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